Paulson Capital Corp. Announces 2006 Year-End Results

Conference Call Rescheduled for Tuesday, April 3, 2007 at 4:15 PM ET

PORTLAND, OR -- 04/02/2007 -- Paulson Capital Corp. (NASDAQ: PLCC), parent company to Paulson Investment Company, Inc.(PICI), today announced its results for the fiscal year ended December 31, 2006.

Key Comparative Financial Data for 2006 and 2005:

--  Sales commissions decreased 4.8% to $15.7 million, down from $16.5 million.
--  Corporate finance revenues rose 54.6% to $5.0 million from $3.3 million.
--  Investment loss from the Company's proprietary investment accounts totaled $6.3 million, down from investment income of $15.8 million.
--  Trading loss was $1.3 million, a decrease from trading income of $2.9 million.
--  Total revenues decreased to $13.5 million from $39.7 million.
--  Expenses declined 21.2% to $20.8 million from $26.4 million.
--  Net loss equaled $4.9 million, or $0.79 diluted loss per share, down from net income of $8.5 million, or $1.35 diluted earnings per share.
As of December 31, 2006, the Company had $9.92 million in cash and receivables and $34.78 million in total shareholders' equity. Net cash provided by the Company's operating activities in 2006 totaled $1.29 million. At year-end, the value of the Company's trading securities, investment securities and underwriter warrants was $27.56 million. During 2006, the Company repurchased a total of 37,437 shares of its common stock under the stock repurchase program approved by the Board in September 2001.

Key Operational Highlights in 2006:

--  PICI led Initial Public Offerings for Ascent Solar Technologies and
    American Mold Guard, Inc., collectively raising $36 million in gross proceeds for the companies.
--  In addition to several small private transactions, PICI also led a secondary public offering for ICOP Digital, Inc., raising gross proceeds of nearly $7 million.
According to Chester L.F. Paulson, founder and Chairman of Paulson, "2006 was a difficult year, in general, for small and micro-cap stocks, with many of those held in our investment accounts delivering relatively flat to down market performance. However, overall that does not concern us. In the past 30 years, we've learned quite a bit about the volatile market fluctuation inherent in emerging growth companies, so it rarely alarms us when relatively new publicly traded small cap companies suffer pullbacks. Rather, we view these pullbacks when they occur as buying opportunities. Historically, many of our big market wins have occurred following a period of market declination and price volatility, including Pre-Paid Legal, Taser International, ICOP Digital, Ascent Solar, Lumera and DayStar Technologies, among others. Consequently, we expect that opportunities seized in 2006 will ultimately reward us in the years ahead as our investment banking clients/portfolio companies persist in successfully executing their business plans."

The teleconference originally scheduled for this afternoon has been rescheduled and will take place tomorrow, Tuesday, April 3, 2007, beginning at 4:15 PM ET. All interested parties are invited to join management in a discussion regarding the Company's financials, corporate progression and other meaningful developments. The conference call can be accessed by dialing toll-free 1-800-257-7063. For those unable to participate at that time, a replay of the teleconference can be accessed domestically by dialing 1-800-405-2236 and enter the passcode 11086330#. The replay will be available for 30 days.

About Paulson Capital Corporation

Paulson Capital Corporation is the parent company to Paulson Investment Company, Inc. Located in Portland, Oregon, Paulson Investment Company is the Northwest's largest independent brokerage firm and a national leader in public offerings of small and emerging growth companies with capital needs of $5 million to $45 million. Founded by Chet Paulson in 1970, it has managed or underwritten more than 150 public offerings and has generated more than $1 billion for client companies.

                                       Paulson Capital Corp. and Subsidiary
                                           CONSOLIDATED BALANCE SHEETS

                                                     December 31,
                                             ------------------------------
                                                 2006            2005
                                             --------------  --------------

Assets
    Cash and cash equivalents                $      219,341  $      129,549
    Receivable from clearing organization         7,748,968      12,608,491
    Notes and other receivables                   1,651,002       1,081,528
    Income taxes receivable                         304,695               -
    Trading securities, at market value           2,363,824       1,558,564
    Investment securities, at market or
     estimated fair value                        19,542,643      32,401,808
    Underwriter warrants, at estimated fair
     value                                        5,650,000       6,275,000
    Prepaid and deferred expenses                   711,827         674,328
    Furniture and equipment, at cost, net of
     accumulated depreciation and amortization
     of $747,759 and $962,943                       271,766         265,791
                                             --------------  --------------
        Total Assets                         $   38,464,066  $   54,995,059
                                             ==============  ==============

Liabilities and Shareholders' Equity
    Accounts payable and accrued liabilities $      570,823  $    1,243,866
    Payable to clearing organization                      -       3,182,347
    Compensation, employee benefits and
     payroll taxes                                  954,981       2,105,259
    Securities sold, not yet purchased, at
     market value                                    17,244          23,033
    Dividends payable                                     -         929,317
    Income taxes payable                                  -       2,338,218
    Deferred revenue                                475,000               -
    Deferred income taxes                         1,670,000       5,408,000
                                             --------------  --------------
        Total Liabilities                         3,688,048      15,230,040

Commitments and Contingencies                             -               -

Shareholders' Equity
    Preferred stock, no par value; 500,000
      shares authorized; none issued                      -               -
    Common stock, no par value; 20,000,000
      shares authorized; shares issued and
       outstanding: 6,179,011 and 6,195,448       1,920,293       1,817,100
    Retained earnings                            32,855,725      37,947,919
                                             --------------  --------------
       Total Shareholders' Equity                34,776,018      39,765,019

                                             --------------  --------------
       Total Liabilities and Shareholders'
        Equity                               $   38,464,066  $   54,995,059
                                             ==============  ==============

                                  Paulson Capital Corp. and Subsidiary
                                  CONSOLIDATED STATEMENT OF OPERATIONS
                                                 (Audited)

                                       For the Year Ended December 31,
                                  ----------------------------------------
                                      2006          2005          2004
                                  ------------  ------------  ------------

Revenues
    Commissions                   $ 15,724,699  $ 16,517,709  $ 18,304,103
    Corporate finance                5,035,929     3,259,092    11,213,195
    Investment income (loss)        (6,345,099)   15,839,768     2,017,840
    Trading income (loss)           (1,337,726)    2,926,440     1,350,816
    Interest and dividends              77,845        51,062        27,686
    Other                              307,936     1,142,277         1,635
                                  ------------  ------------  ------------
                                    13,463,584    39,736,348    32,915,275

Expenses
    Commissions and salaries        14,984,974    18,701,260    19,263,085
    Underwriting expenses              457,974       227,412       876,981
    Rent, telephone and quotation
     services                        1,205,000     1,281,293     1,211,383
    Professional fees                  784,150     1,456,649     1,029,800
    Bad debt expense                     5,280       299,745       684,429
    Travel and entertainment           284,661       229,055       368,044
    Advertising and promotion
     expense                           187,417       273,430       302,486
    Settlement expense                 396,282       870,535     1,274,540
    Depreciation and amortization      103,129        90,814        96,914
    Other                            2,361,144     2,926,095     1,911,147
                                  ------------  ------------  ------------
                                    20,770,011    26,356,288    27,018,809
                                  ------------  ------------  ------------

Income (loss) before income taxes   (7,306,427)   13,380,060     5,896,466

Income tax expense (benefit):
    Current                          1,294,000     4,916,000      (115,734)
    Deferred                        (3,738,000)      (28,000)    2,522,600
                                  ------------  ------------  ------------
                                    (2,444,000)    4,888,000     2,406,866
                                  ------------  ------------  ------------

Net income (loss)                 $ (4,862,427) $  8,492,060  $  3,489,600

                                  ============  ============  ============
Basic net income (loss) per share $      (0.79) $       1.36  $       0.55
                                  ============  ============  ============
Diluted net income (loss) per
 share                            $      (0.79) $       1.35  $       0.55
                                  ============  ============  ============
Shares used in per share
 calculations:
  Basic                              6,179,858     6,262,886     6,366,388
                                  ============  ============  ============
  Diluted                            6,179,858     6,295,264     6,373,778
                                  ============  ============  ============
This release may contain "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results of achievements may be materially different from those expressed or implied. The Company's plan and objectives are based on judgments with respect to future conditions in the securities markets as well as general assumptions regarding the economy and competitive environment in the securities industry, which can be volatile and out of our control. In particular, we make assumptions about our ability to complete corporate finance transactions and increase the volume and size of our securities trading operations, which are difficult or impossible to predict accurately and often beyond the control of the Company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

FOR MORE INFORMATION, PLEASE CONTACT:
Dodi Handy
President and CEO
Elite Financial Communications Group
407-585-1080
email at plcc@efcg.net